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EXHIBIT 10.4

                        NEW JERSEY RESOURCES CORPORATION

                OFFICERS' DEFERRED COMPENSATION PLAN - PRE-409A

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                        NEW JERSEY RESOURCES CORPORATION

                 OFFICERS' DEFERRED COMPENSATION PLAN - PRE-409A

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1.   Purposes ........................................................................................   1

2.   Definitions......................................................................................   1

3.   Administration...................................................................................   2

4.   Participation....................................................................................   3

5.   Deferrals........................................................................................   3

6.   Deferral Accounts................................................................................   4

7.   Settlement of Deferral Accounts..................................................................   6

8.   Provisions Relating to Section 162(m) of the Code................................................   6

9.   Statements.......................................................................................   7

10.  Sources of Stock:  Limitation on Amount of Stock-Denominated Deferrals...........................   7

11.  Amendment/Termination............................................................................   7

12.  General Provisions...............................................................................   7

13.  Effective Date...................................................................................   9
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                        NEW JERSEY RESOURCES CORPORATION

                 OFFICERS' DEFERRED COMPENSATION PLAN - PRE-409A

      1. PURPOSES. The purpose of this Deferred Compensation Plan (the "Plan") is to provide certain members of a select group of management or highly compensated employees of New Jersey Resources Corporation (the "Company") and its Affiliates a means to defer receipt of specified portions of compensation and to have such deferred amounts treated as if invested in specified investment vehicles in order to enhance the competitiveness of the Company's executive compensation program and, therefore, its ability to attract and retain qualified key personnel necessary for the continued success and progress of the Company.

      2. DEFINITIONS. In addition to the terms defined in Section 1 above, the following terms used in the Plan shall have the meanings set forth below:

            (a) "Administrator" shall mean the person or persons to whom the Committee has delegated the authority to take action under the Plan, except as may be otherwise required under Section 8.

            (b) "Affiliate" shall mean any entity (whether or not incorporated) which, by reason of its relationship with the Company, is required to be aggregated with the Company under Section 414(b), 414(c), 414(m) or 414(o) of the Code, and any joint venture or partnership 10% or more of the profits or capital interest of which is owned by the Company or an Affiliate.

            (c) "Beneficiary" shall mean any person (which may include trusts and is not limited to one person) who has been designated by the Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan in the event of the Participant's death. If no Beneficiary has been designated who survives the Participant's death, then Beneficiary means any person(s) entitled by will or, in the absence thereof, the laws of descent and distribution to receive such benefits.

            (d) "Change in Control" shall be deemed to have occurred if (1) absent prior approval by the Board of Directors, thirty (30%) percent or more of the Company's outstanding securities entitled to vote in elections of directors shall be beneficially owned, directly or indirectly, by any person, entity or group; or (2) individuals currently constituting the Board of Directors (or the successors of such individuals nominated by a Board of Directors on which such individuals or such successors constituted a majority) cease to constitute a majority of the Board of Directors.

            (e) "Code" shall mean the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions or regulations.

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            (f) "Committee" shall mean the Management Development and
Compensation Committee of the Board of Directors of the Company or any other directors of the Company designated as the Committee by the Board of Directors of the Company. Except as may be otherwise required under Section 8 or by applicable law, any function of the Committee may be delegated to the Administrator.

            (g) "Deferral Account" shall mean the account or subaccount established and maintained by the Company for specified deferrals by a Participant, as described in Section 6. A Deferral Account will be maintained solely as a bookkeeping entry by the Company to evidence unfunded obligations of the Company.

            (h) "Deferred Stock" shall mean a right to receive Stock at the end of a specified deferral period.

            (i) "Disability" shall mean a physical or mental impairment of sufficient severity such that a Participant is both eligible for and in receipt of benefits under the long-term disability provisions of the benefit plans of the Company or its Affiliates, as applicable.

            (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule thereunder shall include any successor provisions or rules.

            (k) "Participant" shall mean any employee of the Company or any Affiliate who is designated by the Committee as eligible to participate in the Plan and who makes an election to participate in the Plan.

            (l) "Retirement" shall mean a Participant's voluntary termination of employment (i) at or after attaining age 65, or (ii) prior to attaining age 65 if such termination is approved in advance by the Committee as constituting Retirement hereunder.

            (m) "Stock" shall mean New Jersey Resources Corporation Common Stock, or any other equity securities of the Company designated by the Committee.

            (n) "Trust" shall mean any trust or trusts established or designated by the Company to hold Stock or other assets in connection with the Plan; provided, however, that the assets of such trusts shall remain subject to the claims of the general creditors of the Company in the event of an insolvency of the Company. The Company shall be considered "insolvent" for purposes of this Plan and any Trust if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

            (o) "Trustee" shall mean the trustee of a Trust.

            (p) "Trust Agreement" shall mean the agreement entered into between the Company and the Trustee to carry out the purposes of the Plan, as amended or restated from time to time.

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      3. ADMINISTRATION.

            (a) Authority. Both the Committee and the Administrator (subject to the ability of the Committee to restrict the Administrator) shall administer the Plan in accordance with its terms, and shall have all powers necessary to accomplish such purpose, including the power and authority to construe and interpret the Plan, to define the terms used herein, to prescribe, amend and rescind rules and regulations, agreements, forms, and notices relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any actions of the Committee or the Administrator with respect to the Plan shall be conclusive and binding upon all persons interested in the Plan, except that any action of the Administrator will not be binding on the Committee. The Committee and Administrator may each appoint agents and delegate thereto powers and duties under the Plan, except as otherwise limited by the Plan.

            (b) Administrator. The Administrator shall be appointed by, shall remain in office at the will of, and may be removed, with or without cause, by the Committee. The Administrator may resign at any time. The Administrator shall not be entitled to act on or decide any matter relating solely to himself or herself or any of his or her rights or benefits under the Plan. The Administrator shall not receive any special compensation for serving in his or her capacity as Administrator but shall be reimbursed for any reasonable expenses incurred in connection therewith. No bond or other security need be required of the Administrator in any jurisdiction.

            (c) Limitation of Liability. Each member of the Committee and the Administrator shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Affiliate, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. To the maximum extent permitted by law, no member of the Committee or the Administrator, nor any person to whom ministerial duties have been delegated, shall be liable to any person for any action taken or omitted in good faith in connection with the interpretation and administration of the Plan.

            (d) Indemnification. To the maximum extent permitted by law, members of the Committee and the Administrator shall be fully indemnified and protected by the Company with respect to any action taken or omitted in good faith in connection with the interpretation or administration of the Plan.

      4. PARTICIPATION. The Administrator will notify each person of his or her eligibility to participate in the Plan not later than 15 days (or such lesser period as may be practicable in the circumstances) prior to any deadline for filing an election form.

      5. DEFERRALS. To the extent authorized by the Committee, a Participant may elect to defer compensation or awards which may be in the form of cash, Stock, Stock-denominated awards or other property to be received from the Company or an Affiliate, including salary, annual bonus awards, long-term awards, shares issuable on stock option exercise and compensation payable under other plans and programs, employment agreements or other arrangements, or otherwise, as may be provided under the terms of such plans, programs and arrangements or as designated by the Administrator. In addition to such limitation, and any terms and conditions of deferral set forth under plans, programs or arrangements from which receipt of the Stock-denominated award or other compensation is deferred, the Committee may

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impose limitations on the amounts permitted to be deferred and other terms and conditions of deferrals under the Plan, including minimum and/or maximum periods of deferral. Any such limitations, and other terms and conditions of deferral, shall be set forth in the rules relating to the Plan or election forms, other forms, or instructions published by the Committee and/or the Administrator.

            (a) Elections. Once an election form, properly completed, is received by the Company, the elections of the Participant shall be irrevocable; provided, however, that the Committee and/or the Administrator may, in its discretion, permit a Participant to elect a further deferral of amounts credited to a Deferral Account by filing a later election form; provided, further, that any election to further defer amounts credited to a Deferral Account must be made at least one (1) year prior to the date such amounts would otherwise be payable.

            (b) Date of Election. An election to defer must be received by the Administrator prior to the date specified by the Administrator.

      6. DEFERRAL ACCOUNTS.

            (a) Establishment; Crediting of Amounts Deferred. One or more Deferral Accounts will be established for each Participant, as determined by the Administrator. The amount of compensation or awards deferred with respect to each Deferral Account will be credited to such Account as of the date on which such amounts would have been paid to the Participant but for the Participant's election to defer receipt hereunder, unless otherwise determined by the Administrator. Stock-denominated awards deferred with respect to each Deferral Account will be credited to the Participant's Deferral Account as units of Deferred Stock, with one share of Stock equal to one unit of Deferred Stock as opposed to cash amounts valued by reference to the market price of Stock. With respect to any fractional shares of Stock or Stock-denominated awards, the Administrator, in its sole discretion, shall pay such fractional shares to the Participant in cash, credit the Deferral Account with cash in lieu of depositing fractional shares into the Deferral Account, or credit the Deferral Account with a fraction of a share calculated to at least three decimal places. The amounts of hypothetical income and appreciation and depreciation in value of such Account will be credited and debited to, or otherwise reflected in, such Account from time to time. Unless otherwise determined by the Administrator, amounts credited to a Deferral Account shall be deemed invested in a hypothetical investment as of the date of deferral.

            (b) Hypothetical Investments. Subject to the provisions of Sections 6(c) and 8, amounts credited to a Deferral Account shall be deemed to be invested, at the Participant's direction, in one or more investment vehicles as may be specified from time to time by the Administrator. The Administrator may change or discontinue any hypothetical investment vehicle available under the Plan in its discretion; provided, however, that each affected Participant shall be given the opportunity, without limiting or otherwise impairing any other right of such Participant regarding changes in investment directions, to redirect the allocation of his or her Deferral Account deemed invested in the discontinued investment vehicle among the other hypothetical investment vehicles, including any replacement vehicle.

            (c) Allocation and Reallocation of Hypothetical Investments. A Participant may allocate amounts credited to his or her Deferral Account to one or more of the hypothetical investment vehicles authorized under the Plan. Subject to the rules established by the Administrator, if more than one hypothetical investment vehicle is provided, a Participant may reallocate amounts credited to his or her Deferral Account as allowed and provided for by the

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Administrator. The Administrator may, in its discretion, restrict allocation into or reallocation by specified Participants into or out of specified investment vehicles or specify minimum or maximum amounts that may be allocated or reallocated by Participants.

            (d) Trusts. The Administrator may, in its discretion, establish one or more Trusts (including sub-accounts under such Trust(s)), and deposit therein amounts of cash, Stock, or other property not exceeding the amount of the Company's obligations with respect to a Participant's Deferral Account established under this Section 6. In such case, the amounts of hypothetical income and appreciation and depreciation in value of such Deferral Account shall be equal to the actual income on, and appreciation and depreciation of, the assets in such Trust(s). Other provisions of this Section 6 notwithstanding, the timing of allocations and reallocations of assets in such a Deferral Account, and the investment vehicles available with respect to such Deferral Account, may be varied to reflect the timing of actual investments of the assets of such Trust(s) and the actual investments available to such Trust(s).

            (e) Restrictions on Participant Direction. The provisions of Section 6(b), 6(c), and 7(c) notwithstanding, the Administrator may restrict or prohibit reallocations of amounts deemed invested in specified investment vehicles, and subject such amounts to a risk of forfeiture and other restrictions, in order to conform to restrictions applicable to Stock, a Stock-denominated award, or any other award or amount deferred under the Plan and resulting in such deemed investment, to comply with any applicable law or regulation, or for such other purpose as the Administrator may determine is not inconsistent with the Plan. Notwithstanding any other provision of the Plan to the contrary, amounts credited as Deferred Stock to a Participant's Deferral Account may not be reallocated or deemed reinvested in any other investment vehicle, but shall remain as Deferred Stock until such time as the Deferral Account is settled in accordance with Section 7.

            (f) Dividend Equivalents. Except as provided in Section 6(d), dividend equivalents will be credited on Deferred Stock credited to a Participant's Deferral Account as follows:

            (i) Cash and Non-Stock Dividends. If the Company declares and pays a dividend on Stock in the form of cash or property other than shares of Stock, then a number of additional shares of Deferred Stock shall be credited to a Participant's Deferral Account as of the payment date for such dividend equal to (A) the number of shares of Deferred Stock credited to the Deferral Account as of the record date for such dividend, multiplied by (B) the amount of cash plus the fair market value of any property other than shares actually paid as a dividend on each share at such payment date, divided by (C) the fair market value of a share of Stock at such payment date.

            (ii) Stock Dividends and Splits. If the Company declares and pays a dividend on Stock in the form of additional shares of Stock, or there occurs a forward split of Stock, then a number of additional shares of Deferred Stock shall be credited to the Participant's Deferral Account as of the payment date for such dividend or forward Stock split equal to (A) the number of shares of Deferred Stock credited to the Deferral Account as of the record date for such dividend or split, multiplied by (B) the number of additional shares actually paid as a dividend or issued in such split in respect of each share of Stock.

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7. SETTLEMENT OF DEFERRAL ACCOUNTS.

            (a) Form of Payment. The Company shall settle a Participant's Deferral Account, and discharge all of its obligations to pay deferred compensation under the Plan with respect to such Deferral Account, by payment of cash or, in the discretion of the Administrator, by delivery of other assets (including Stock) having a fair market value equal to the amount credited to the Deferral Account. Notwithstanding any other provision of the Plan to the contrary, amounts credited as Deferred Stock to a Participant's Deferral Account shall be settled by delivery of shares of Stock.

            (b) Forfeitures Under Other Plans and Arrangements. To the extent that Stock or any other award or amount (i) is deposited in a Trust pursuant to
Section 6 in connection with a deferral of Stock, a Stock-denominated award, or any other award or amount under another plan, program, employment agreement or other arrangement and (ii) is forfeited pursuant to the terms of such plan, program, agreement or arrangement, the Participant shall not be entitled to the value of such Stock and other property related thereto (including without limitation, dividends and distributions thereon) or other award or amount, or proceeds thereof.

            (c) Timing of Payments. Payments in settlement of a Deferral Account shall be made as soon as practicable after the date or dates (including upon the occurrence of specified events), and in such number of installments, as may be directed by the Participant in his or her election relating to such Deferral Account. Irrespective of any elections made by a Participant, the Administrator may provide that amounts credited to a Participant's Deferral Account may be paid out in a single lump sum in the event of a Change in Control, the Participant's termination of employment from the Company or an Affiliate (but ignoring transfers of employment between or among the Company or any of its Affiliates), or a termination of the Plan affecting the Participant.

            (d) Financial Emergency and Other Payments. Other provisions of the Plan (except Section 8) notwithstanding, if, upon the written application of a Participant, the Committee determines that the Participant has an unforeseen emergency, the Committee may direct the payment to the Participant of all or a portion of the balance of a Deferral Account and the time and manner of such payment, provided that any such withdrawal shall be limited by the Committee to the amount necessary to meet the emergency. For purposes of this Plan, an "unforeseen emergency" shall mean an unanticipated emergency caused by an event beyond Participant's control which would result in severe financial hardship to Participant if early withdrawal were not permitted.

      8. PROVISIONS RELATING TO SECTION 162(M) OF THE CODE. It is the intent of the Company that any compensation (including any award) deferred under the Plan by a person who is, with respect to the year of payout, deemed by the Committee to be a "covered employee" within the meaning of Code Section 162(m) and regulations thereunder, which compensation constitutes "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder or otherwise qualifies for an exemption from Code Section 162(m), shall not, as a result of deferral hereunder, become compensation with respect to which the Company in fact would not be entitled to a tax deduction under Code Section 162(m). Accordingly, unless otherwise determined by the Committee, if any compensation would become so disqualified under Code Section 162(m) as a result of deferral hereunder, the Committee may modify the terms of such deferral (including by means of accelerated or deferred payouts) in order to ensure that the compensation would not, at the time of payout, be so disqualified. Similarly, the Committee may modify the terms of any deferral

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(including by means of accelerated or deferred payouts) relating to compensation that does not constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) or otherwise does not qualify for an exemption from Code Section 162(m) in order to permit the deductibility of such compensation under Code Section 162(m).

      9. STATEMENTS. The Administrator will furnish statements to each Participant reflecting the amount credited to a Participant's Deferral Accounts and transactions therein not less frequently than once each calendar year.

      10. SOURCES OF STOCK: LIMITATION ON AMOUNT OF STOCK-DENOMINATED DEFERRALS. If shares of Stock are deposited under the Plan in a Trust pursuant to Section 6 in connection with a deferral of a Stock-denominated award under another plan, program, employment agreement or other arrangement that provides for the issuance of shares, the shares so deposited shall be deemed to have originated, and shall be counted against the number of shares reserved, under such other plan, program or arrangement. Shares of Stock actually delivered in settlement of Deferral Accounts shall be originally issued shares or treasury shares, in the discretion of the Committee. If the Committee authorizes deemed investments in Stock by Participants deferring cash, any shares to be deposited under the Plan in a Trust in connection with such deemed investments in Stock shall be solely treasury shares or shares acquired in the market by or on behalf of the Trust. For this purpose, a total of 200,000 shares of Stock held in treasury by the Company are hereby reserved for issuance under the Plan, subject to adjustment to reflect stock splits, stock dividends, and other extraordinary corporate events resulting in adjustments to the number of shares reserved under stock option plans of the Company.

      11. AMENDMENT/TERMINATION. The Committee may, with prospective or retroactive effect, amend, alter, suspend, discontinue, or terminate the Plan at any time without the consent of Participants, stockholders, or any other person; provided, however, that, without the consent of a Participant, no such action shall materially and adversely affect the rights of such Participant with respect to any rights to payment of amounts credited to such Participant's Deferral Account. Notwithstanding the foregoing, the Committee may, in its sole discretion, terminate the Plan (in whole or in part) with respect to one or more Participants and distribute to such affected Participants the amounts credited to their Deferral Accounts in a lump sum as soon as reasonably practicable following such termination.

      12. GENERAL PROVISIONS.

            (a) Limits on Transfer of Awards. Other than by will or the laws of descent and distribution, no right, title or interest of any kind in the Plan shall be transferable or assignable by a Participant or his or her Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, nor subject to the debts, contracts, liabilities or engagements, or torts of any Participant or his or her Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

            (b) Receipt and Release. Payments (in any form) to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims for the awards or other compensation deferred and relating to the Deferral Account to which the payments relate against the Company or any Affiliate, the Committee, or the Administrator, and the Administrator may require such Participant or

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Beneficiary, as a condition to such payments, to execute a receipt and release to such effect. In the case of any payment under the Plan of less than all amounts then credited to an account in the form of Stock, the amounts paid shall be deemed to relate to the Stock credited to the account at the earliest time.

            (c) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for deferred compensation and Participants shall rely solely on the unsecured promise of the Company for payment hereunder. With respect to any payment not yet made to a Participant under the Plan, nothing contained in the Plan shall give a Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of Trusts, including but not limited to the Trusts referred to in Section 6 hereof, or make other arrangements to meet the Company's obligations under the Plan, which Trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless otherwise determined by the Committee.

            (d) Compliance. A Participant in the Plan shall have no right to receive payment (in any form) with respect to his or her Deferral Account until legal and contractual obligations of the Company relating to establishment of the Plan and the making of such payments shall have been complied with in full. In addition, the Company shall impose such restrictions on Stock delivered to a Participant hereunder and any other interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of any stock exchange or automated quotation system upon which the Stock is then listed or quoted, any applicable state securities laws, any provision of the Company's Certificate of Incorporation or Bylaws, or any other law, regulation, or binding contract to which the Company is a party.

            (e) Other Participant Rights. No Participant shall have any of the rights or privileges of a stockholder of the Company under the Plan, including as a result of the crediting of Stock-denominated units or other amounts to a Deferral Account, or the creation of any Trust and deposit of such Stock therein, except at such time as Stock may be actually delivered in settlement of a Deferral Account. No provision of the Plan or transaction hereunder shall confer upon any Participant any right to be employed by the Company or an Affiliate, or to interfere in any way with the right of the Company or an Affiliate to increase or decrease the amount of any compensation payable to such Participant. Subject to the limitations set forth in Section 12(a) hereof, the Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

            (f) Tax Withholding. The Company and any Affiliate shall have the right to deduct from amounts otherwise payable in settlement of a Deferral Account any sums that federal, state, local or foreign tax law requires to be withheld with respect to such payment. Shares may be withheld to satisfy such obligations in any case where taxation would be imposed upon the delivery of shares, except that shares issued or delivered under any plan, program, employment agreement or other arrangement may be withheld only in accordance with the terms of such plan, program, employment agreement or other arrangement and any applicable rules, regulations, or resolutions thereunder.

            (g) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

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            (h) Limitation. A Participant and his or her Beneficiary shall assume all risk in connection with any decrease in value of the Deferral Account and neither the Company, the Committee nor the Administrator shall be liable or responsible therefor.

            (i) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or any other event or condition occurs that affects the Stock such that an adjustment is determined by the Administrator or the Committee to be appropriate in order to prevent dilution or enlargement of a Participant's rights under the Plan, then the Administrator or the Committee may, in such manner as it may deem equitable, adjust any or all of the number and kind of shares of Stock to be issued upon settlement of Deferred Stock then credited to a Deferral Account under the Plan.

            (j) Construction. The captions and numbers preceding the sections of the Plan are included solely as a matter of convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.

            (k) Severability. In the event that any provision of the Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

            (l) Status. The establishment and maintenance of, or allocations and credits to, the Deferral Account of any Participant shall not vest in any Participant any right, title or interest in and to any Plan or Company assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan and in accordance with the terms of the Trust.

      13. EFFECTIVE DATE. The Plan shall be effective as of March 9, 1999.

            IN WITNESS WHEREOF, New Jersey Resources Corporation has caused this Amended and Restated Plan to be executed this 16th day of May, 2006.

                                      NEW JERSEY RESOURCES CORPORATION

Attest:  /s/ Rhonda M. Figueroa       By:  /s/ Laurence M. Downes
         ----------------------            ----------------------
Rhonda M. Figueroa                    Laurence M. Downes
Corporate Secretary                   Chairman and Chief Executive Officer

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